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                                                                    EXHIBIT 99.3

                                    CONSENT

   The undersigned hereby consents to his nomination to serve as a Director on the Board of Directors of Cheap Tickets, Inc., a Delaware Corporation, and to all references to him and to his professional history, including but not limited to his biography on page 49, that are included or made a part of this Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

Dated as of February 23, 1999.

                                                  /s/ George R. Mrkonic
                                          _____________________________________
                                                     GEORGE R. MRKONIC